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RELEASE:  IMMEDIATE

                          GETTY REALTY CORP. ANNOUNCES
                                 AVAILABILITY OF
                    DIVIDEND REINVESTMENT/STOCK PURCHASE PLAN
                                FOR SHAREHOLDERS

         JERICHO, N.Y., April 22, 2004 - Leo Liebowitz, President and Chief Executive Officer of Getty Realty Corp. (NYSE - GTY), reported that Getty has implemented a Dividend Reinvestment/Stock Purchase Plan for Shareholders.

         The Plan allows Getty shareholders to increase their investment in the company conveniently and economically. The Plan permits shareholders to automatically reinvest cash dividends, and make optional cash contributions, to purchase additional shares of Getty common stock without incurring any brokerage commissions or administrative fees.

         Additionally, Getty shareholders now may elect to have their cash dividends deposited directly into their banking or brokerage accounts in lieu of receiving dividend checks in the mail.

         A description of the Dividend Reinvestment/Stock Purchase Plan, together with enrollment information, and information regarding the direct deposit alternative, will be mailed to registered shareholders next week and also may be obtained from Getty's transfer agent, Registrar and Transfer Company at 1-800-368-5948.

         Getty Realty Corp. is a real estate investment trust specializing in the ownership and leasing of retail motor fuel and convenience store properties as well as petroleum distribution terminals. The Company owns and leases approximately 1,000 properties in the Eastern United States.

         CERTAIN STATEMENTS IN THIS NEWS RELEASE MAY CONSTITUTE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN USED HEREIN, THE WORDS "BELIEVES", "EXPECTS", "PLANS", "ESTIMATES" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE AND ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS.